UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

B & D FOOD CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-21247	13-2622429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

575 Madison Avenue Ste 1006 New York, New York	10022-257
(Address of Principal Executive Offices)	(Zip Code)

 (212) 937-8456
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2009, we entered into a subscription agreement with an investor to issue a total of 11,000,000 shares of common stock which is an exercisable price of $.01 in accordance with the subscription agreement to such individual as designated by such investor for the payment of $.01 per share or a total of $110,000.

ITEM 3.02    UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

(c) Exhibits

Exhibit
Number	Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

DATED: October 2, 2009	B & D FOOD CORP.

/s/ Daniel Ollech
Daniel Ollech
Chief Executive Officer